FOR IMMEDIATE RELEASE

CONTACTS:
JAMES G. RAKES, CHAIRMAN, PRESIDENT & CEO
(540) 951-6236   jrakes@nbbank.com
DAVID K. SKEENS, TREASURER & CFO
(540) 951-6347   dskeens@nbbank.com

NATIONAL BANKSHARES, INC. POSTS RECORD EARNINGS FOR 2011

BLACKSBURG, VA, FEBRUARY 9, 2012:  National Bankshares, Inc. (NASDAQ Capital Market: NKSH) today announced that it had record net income approaching $17.64 million for the twelve months ended December 31, 2011, a 13.29% increase over the nearly $15.57 million earned in 2010.  The return on average assets for 2011 was 1.71% and the return on average equity was 12.89%.  This compares to 1.57% and 12.07%, respectively, for 2010.  Basic earnings per share were $2.54 in 2011 compared to $2.25 for 2010.  National Bankshares, Inc. ended 2011 with total assets of almost $1.07 billion, up by 4.39% over the roughly $1.02 billion in total assets reported at December 31, 2010.

For the three months ended December 31, 2011, National Bankshares, Inc. had net income of close to $4.89 million, up from the nearly $3.81 million for the same three month period of 2010.  Net interest income increased from $9.66 million for the fourth quarter of 2010 compared to $10.25 million for the last three months of 2011.

Commenting on the Company’s financial results for 2011, National Bankshares Chairman, President & CEO James G. Rakes said, “During our 120th anniversary year of the founding of National Bank, we were able to maintain strong core earnings despite continued challenges in the national and local economies that affect loan growth. Our subsidiary bank maintained its traditional community bank values and focus while finding ways to control costs despite the increased regulatory burden resulting from compliance with additional laws and regulations.  Our 2011 record earnings were enhanced by an increase in net interest income, which was driven by an improved net interest margin.  Equally important, the quality of our loan portfolio has shown improvement in 2011.”

Mr. Rakes continued, “In 2011, we were pleased to be able to share the Company’s positive operating results with our shareholders in the form of dividends of $1.00 per share in 2011 compared to $0.91 in 2010.  We remain committed to serving our customers and communities in 2012 and continue working hard to find ways to increase yields on earning assets while containing controllable costs.”

National Bankshares, Inc., headquartered in Blacksburg, Virginia, is the parent company of National Bank of Blacksburg, which does business as National Bank, and of National Bankshares Financial Services, Inc.  National Bank is a community bank operating from 25 offices throughout Southwest Virginia.  National Bankshares Financial Services, Inc. is an investment and insurance subsidiary in the same trade area.  The Company’s stock is traded on the NASDAQ Capital Market under the symbol “NKSH.”  Additional information is available at www.nationalbankshares.com.

Forward-Looking Statements
Certain statements in this press release may be “forward-looking statements.”  Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results that are not statements of historical fact and that involve significant risks and uncertainties.  Although the Company believes that its expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual Company results will not differ materially from any future results implied by the forward-looking statements.  Actual results may be materially different from past or anticipated results because of many factors, some of which may include changes in economic conditions, the interest rate environment, legislative and regulatory requirements, new products, competition, changes in the stock and bond markets and technology.  The Company does not update any forward-looking statements that it may make.

National Bankshares, Inc. and Subsidiaries
Consolidated Balance Sheet
(Unaudited)

($ in thousands, except for per share data)	December 31, 2011	December 31, 2010
Assets
Cash and due from banks	$11,897	$9,858
Interest-bearing deposits	98,355	69,400
Federal funds sold	---	---
Securities available for sale	174,918	184,907
Securities held to maturity	143,995	131,000
Total securities	318,913	315,907
Mortgage loans held for sale	2,623	2,460
Loans:
Real estate construction loans	48,531	46,169
Consumer real estate loans	150,224	153,405
Commercial real estate loans	303,192	293,171
Commercial non-real estate loans	39,274	37,547
Public sector IDA	15,571	12,553
Consumer non-real estate loans	33,072	34,543
Total loans	589,864	577,388
Less: unearned income and deferred fees	(952)	(945)
Loans, net of unearned income and deferred fees	588,912	576,443
Less: allowance for loan losses	(8,510)	(7,664)
Loans, net	580,402	568,779
Bank premises and equipment, net	10,393	10,470
Accrued interest receivable	6,304	6,016
Other real estate owned	1,489	1,723
Intangible assets	10,460	11,543
Other assets	26,266	26,082
Total assets	$1,067,102	$1,022,238

Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$142,163	$131,540
Interest-bearing demand deposits	404,801	365,040
Savings deposits	61,298	55,800
Time deposits	311,071	332,203
Total deposits	919,333	884,583
Other borrowed funds	---	---
Accrued interest payable	206	257
Other liabilities	6,264	8,211
Total liabilities	925,803	893,051

Stockholders' Equity
Preferred stock of no par value.
Authorized 5,000,000 shares; none issued and outstanding	---	---
Common stock of $1.25 par value.
Authorized 10,000,000 shares; issued and outstanding 6,939,974 shares at December 31, 2011 and 6,933,474 at December 31, 2010	8,675	8,667
Retained earnings	133,945	123,161
Accumulated other comprehensive gain, net	(1,321)	(2,641)
Total stockholders' equity	141,299	129,187
Total liabilities and stockholders' equity	$1,067,102	$1,022,238

National Bankshares, Inc. and Subsidiaries
Consolidated Statements of Income
(Unaudited)

	Three Months Ended				Twelve Months Ended
	December 31, 2011		December 31, 2010		December 31, 2011	December 31, 2010
($ in thousands, except for per share data)
Interest Income
Interest and fees on loans		$9,128		$9,199	$36,514	$36,919
Interest on federal funds		---		---	---	---
Interest on interest-bearing deposits		51		43	155	128
Interest on securities - taxable		1,630		1,354	6,745	5,588
Interest on securities - nontaxable		1,620		1,669	6,532	6,504
Total interest income		12,429		12,265	49,946	49,139

Interest Expense
Interest on time deposits of $100,000 or more		468		744	2,019	3,439
Interest on other deposits		1,709		1,859	7,165	7,719
Interest on borrowed funds		---		---	---	---
Total interest expense		2,177		2,603	9,184	11,158
Net interest income		10,252		9,662	40,762	37,981
Provision for loan losses		753		1,200	2,949	3,409
Net interest income after provision for loan losses		9,499		8,462	37,813	34,572

Noninterest Income
Service charges on deposit accounts		665		666	2,617	2,858
Other service charges and fees		113		103	287	317
Credit card fees		832		783	3,197	2,954
Trust income		270		272	1,087	1,118
Bank-owned life insurance		203		202	762	760
Other income		156		139	449	354
Realized securities gains (losses), net		18		(13)	11	(14)
Total noninterest income		2,257		2,152	8,410	8,347

Noninterest Expense
Salaries and employee benefits		2,796		2,758	11,357	10,963
Occupancy and furniture and fixtures		392		456	1,599	1,875
Data processing and ATM		412		379	1,701	1,499
FDIC assessment		(372)		275	677	1,080
Credit card processing		614		620	2,485	2,300
Intangibles and goodwill amortization		270		271	1,083	1,083
Net costs of other real estate owned		237		34	518	214
Franchise taxes		161		241	780	963
Other operating expenses		832		786	3,138	3,150
Total noninterest expense		5,342		5,820	23,338	23,127
Income before income tax expense		6,414		4,794	22,885	19,792
Income tax expense		1,525		987	5,247	4,223
Net income		$4,889		$3,807	$17,638	$15,569

Basic net income per share		$0.70		$0.55	$2.54	$2.25
Fully diluted net income per share		$0.70		$0.55	$2.54	$2.24
Weighted average outstanding number of common shares
Basic		6,939,148		6,933,474	6,936,869	6,933,474
Diluted		6,949,660		6,957,364	6,950,788	6,949,936
Dividends declared per share		$0.52		$0.47	$1.00	$0.91
Dividend payout ratio		---		---	39.34	40.52
Book value per share	$	---	$	---	$20.36	$18.63

Key Ratios and Other Data
(Unaudited)

	Three Months Ended		Twelve Months Ended
Average Balances	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Cash and due from banks	$12,548	$12,186	$11,654	$11,862
Interest-bearing deposits	87,266	73,785	64,977	55,477
Securities available for sale	177,387	164,993	186,296	161,504
Securities held to maturity	139,318	129,123	134,612	128,028
Mortgage loans held for sale	1,411	1,811	818	1,339
Gross loans	590,425	580,533	589,414	585,604
Loans, net	580,766	571,961	580,037	577,210
Intangible assets	10,614	11,698	11,019	12,102
Total assets	1,050,417	1,007,740	1,031,899	989,952
Total deposits	902,055	866,988	888,044	852,953
Other borrowings	---	---	---	---
Stockholders' equity	142,292	133,122	136,794	129,003
Interest-earning assets	990,999	944,837	973,171	926,901
Interest-bearing liabilities	760,567	740,745	752,164	730,135

Financial ratios
Return on average assets	1.85%	1.50%	1.71%	1.57%
Return on average equity	13.63%	11.35%	12.89%	12.07%
Net interest margin	4.50%	4.47%	4.59%	4.52%
Net interest income - fully taxable equivalent	$11,230	$10,654	$44,635	$41,914
Efficiency ratio	39.66%	45.40%	44.00%	46.01%
Average equity to average assets	13.55%	13.21%	13.26%	13.03%

Allowance for loan losses
Beginning balance	$8,719	$7,794	$7,664	$6,926
Provision for losses	753	1,200	2,949	3,409
Charge-offs	(983)	(1,351)	(2,186)	(2,810)
Recoveries	21	21	83	139
Ending balance	$8,510	$7,664	$8,510	$7,664

Asset Quality Data
(Unaudited)

Nonperforming assets	December 31, 2011	December 31, 2010
Nonaccrual loans	$1,229	$1,938
Nonaccrual restructured loans	2,742	6,133
Total nonperforming loans	3,971	8,071
Other real estate owned	1,489	1,723
Total nonperforming assets	$5,460	$9,794
Accruing restructured loans	$4,820	$350
Loans 90 days or more past due	$766	$1,336

Asset quality ratios
Nonperforming assets to loans net of unearned income and deferred fees, plus other real estate owned	0.92%	1.69%
Allowance for loan losses to total loans	1.45%	1.33%
Allowance for loan losses to nonperforming loans	214.30%	94.96%
Loans past due 90 days or more to loans net of unearned income and deferred fees	0.13%	0.23%